OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219
_______________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August  21, 2007
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1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)   On August 20, 2007, Ms. Daisy Lee joined 1st Century Bank, N.A. as its Vice President, Controller.  Ms. Lee joins us with a strong background in finance and accounting.  She commenced her career with PricewaterhouseCoopers, LLP and was promoted to Audit Manager after five years of service.  She then moved to the Toyota Motor Credit Corporation as a Financial Analyst before joining Vineyard Bank.  During the past four years at Vineyard Bank she was responsible for financial reporting and most recently has been responsible for planning and forecasting.

Daisy is a Certified Public Accountant and Information Systems Auditor. Daisy obtained her Bachelor of Science degree from the University of Southern California majoring in accounting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: August 21, 2007	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer